Exhibit 15
                                                ----------

August 12, 1999

Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549


Commissioners:


We are aware that our report dated August 11, 1999 on our review of interim financial information of AlliedSignal Inc. for the period ended June 30, 1999 and included in AlliedSignal's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-
58347, 33-60261, 33-62963, 33-64295, 333-14673, 333-57509, 333-
57515, 333-57517, 333-57519 and 333-83511), on Forms S-3 (Nos.
33-13211, 33-14071, 33-55425, 33-64245, 333-22355, 333-44523,
333-45555, 333-49455, 33-68847 and 333-74075), on Form S-4 (No.
333-82049) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01).

Very truly yours,



PricewaterhouseCoopers LLP